UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

375 Water Street, Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The following discussion provides only a brief description of the documents described below.  The full text of the agreements is attached to this Current Report as exhibits.  The discussion below is qualified in its entirety by the full text of the agreements.

ITEM 1.01  Entry into a Material Definitive Agreement

On March 31, 2009, Live Current Media Inc. (the “Company”), Global Cricket Ventures Pte. Ltd. (“GCV”), an entity which is partially owned by the Company, and the Board of Control for Cricket in India (“BCCI”) entered into a Novation Agreement (the “Novation”) pursuant to which GCV was granted all of the Company’s rights, and assumed all of the Company’s obligations, under that certain Memorandum of Understanding that had been executed by the Company and the BCCI, acting for and on behalf of its separate subcommittee unit known as the Indian Premiere League (“BCCI-IPL”), on April 16, 2008 (the “Original Agreement”).  The purpose of the Original Agreement was to grant to the Company the right to be the exclusive online provider of the official website for the IPL (the “IPL Website”).  On April 16, 2008 the Company had also entered into a separate Memorandum of Understanding with the BCCI to become the exclusive online provider of the BCCI’s website (the “BCCI MOU”).  While the BCCI MOU was terminated on March 31, 2009 (see Item 1.02 below), certain payments due to the BCCI under the BCCI MOU were assumed by GCV, as described below.

Pursuant to the Novation,

•	GCV, rather than the Company, will be the party to the Original Agreement;

•	the term of the Original Agreement will begin on April 1, 2008 and end on December 31, 2017;

•
the minimum payments due on October 1, 2008 to the BCCI and the BCCI-IPL of $625,000 and $375,000, respectively, as well as any other payments owed to the BCCI and the IPL through March 31, 2009, are assumed by GCV and will be paid on July 1, 2009;

•	a right to terminate the Original Agreement due to a material breach or on the insolvency of either party has been added; and

•	the “Minimum Annual Fee Payment Schedule” (Schedule 2 to the Original Agreement) has been revised. The first payment of $2,250,000 is due on July 1, 2009.

ITEM 1.02  Termination of a Material Definitive Agreement

On March 31, 2009, the Company and the BCCI entered into a Mutual Termination Agreement pursuant to which the BCCI MOU was terminated and the parties released from any further obligations thereunder.

2

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No	Item

10.1	Memorandum of Understanding dated April 16, 2008 between the Company and the Board of Control for Cricket in India
10.2	Memorandum of Understanding dated April 16, 2008 between the Company and the Board of Control for Cricket in India for and on behalf of Indian Premiere League
10.3	Novation Agreement
10.4	Mutual Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: April 7, 2009

3